EXHIBIT 99.2

BioNexus Gene Lab Corp. Signs Strategic Partnership MOU with Shenzhen Rongguang Group to Advance Cancer Screening, Precision Medicine, and Preventative Healthcare Solutions

Kuala Lumpur, Malaysia – September 12, 2024 – BioNexus Gene Lab Corp. (Nasdaq: BGLC, the “Company”), an emerging biotechnology company focused on innovative healthcare solutions, is pleased to announce the signing of a strategic partnership Memorandum of Understanding (MOU) with Shenzhen Rongguang Health Group, a major healthcare services provider in China. This partnership aims to expand the Company’s expertise and presence in cancer screening, precision medicine, and preventative healthcare through its subsidiary MRNA Scientific Sdn Bhd.

The partnership between the Company and Shenzhen Rongguang Health Group represents a significant step forward in developing advanced healthcare technologies, with a focus on early cancer detection, personalized healthcare solutions, and broader preventative care. By combining the strengths of the Company’s proprietary molecular diagnostics and Shenzhen Rongguang Health Group’s healthcare infrastructure, the collaboration will drive innovations in early detection, regenerative medicine, and chronic disease management.

Key Objectives of the Partnership

The strategic partnership will allow both companies to leverage their expertise to address critical healthcare challenges and improve patient outcomes. The primary goals include:

1.

Expansion of Cancer Screening and Diagnostics: MRNA Scientific Sdn Bhd, a subsidiary of BGLC, will lead efforts to enhance cancer screening capabilities across Southeast Asia and China. By introducing advanced genomic testing and molecular diagnostics, the partnership will enable earlier detection of cancers and other diseases, improving survival rates and treatment effectiveness.

2.

Research and Development in Regenerative Medicine: Both companies will collaborate on research and development in advanced healthcare technologies, including non-cellular exosome therapy and regenerative medicine. These cutting-edge treatments offer new possibilities for anti-aging therapies, chronic disease management, and personalized health solutions, extending beyond cancer detection into broader healthcare innovations.

3.

Preventative Healthcare and Chronic Disease Management: The partnership will explore opportunities to improve preventative healthcare services, focusing on managing chronic conditions, enhancing patient quality of life, and offering personalized healthcare plans based on advanced diagnostics. This aligns with the global trend toward precision medicine and healthcare that is tailored to individual genomic profiles and risk factors.

4.

Synergy in Technological Innovation: The collaboration will combine the Company’s diagnostic capabilities with Shenzhen Rongguang Health Group’s established healthcare platforms to create synergies in healthcare innovation. This will allow both companies to introduce new healthcare technologies that improve the detection, prevention, and treatment of various diseases, while expanding access to these solutions in underserved markets.

Sam Tan, CEO of BioNexus Gene Lab Corp, stated:

"This partnership marks a pivotal moment for BGLC and our subsidiary, MRNA Scientific Sdn Bhd. By joining forces with Shenzhen Rongguang Health Group, we are not only advancing our efforts in cancer screening but also expanding into the broader healthcare sector with cutting-edge solutions for preventative medicine and regenerative healthcare. This will enable us to deliver superior healthcare outcomes for patients across Asia."

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (BGLC) is an emerging biotechnology company focused on providing innovative solutions in healthcare. BGLC is committed to advancing precision medicine, early diagnostics, and cutting-edge therapies to improve patient care and outcomes.

For more information, please visit www.bionexusgenelab.com.

Contact Information:

Investor Relations

BioNexus Gene Lab Corp

Email: ir@bionexusgenelab.com